Exhibit 32.1

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of LIGHTEN UP ENTERPRISES INTERNATIONAL, INC. (the "Company") on Form 10-KSB for the Company's fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, Gary C. Lewis, the Company's Chairman of the Board, its President, Chief Executive Officer (CEO), Chief or Principal Financial Officer (CFO), and Principal Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Annual Report on Form 10-KSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

           LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.

Dated: 3/03, 2004                 /s/ Gary C. Lewis
                                  -------------------------------
                                  Gary C. Lewis,
                                  Chairman of the Board, President,
                                  and Chief Executive Officer (CEO)



Dated: 3/03, 2004                 /s/ Gary C. Lewis
                                  ---------------------
                                  Gary C. Lewis, Chief or Principal
                                  Financial Officer (CFO) and Principal
                                  Accounting Officer